SECOND SUPPLEMENTAL TRUST INDENTURE TO THE TRUST INDENTURE DATED

AS OF JULY 12, 2017

between

INTELGENX TECHNOLOGIES CORP.

and

TSX Trust Company

Dated as of June 25, 2020

THIS SECOND SUPPLEMENTAL TRUST INDENTURE TO THE TRUST INDENTURE DATED AS OF JULY 12, 2017 is made as of June 25, 2020

BETWEEN:	INTELGENX TECHNOLOGIES CORP., a corporation incorporated under the laws of Delaware (hereinafter referred to as the "Corporation")

AND:	TSX TRUST COMPANY, a trust company incorporated under the federal laws of Canada (hereinafter referred to as the "Debenture Trustee")

WHEREAS the Corporation and the Debenture Trustee entered into a trust indenture dated as of July 12, 2017, as amended by a first supplemental indenture dated as of August 8, 2017 (together, the "Indenture");

WHEREAS this second supplemental trust indenture to the Indenture (the "Second Supplemental Indenture") is entered into for the purpose of amending the terms of the Debentures to (i) extend the maturity date of the Debentures to June 30, 2022, and (ii) decrease the Conversion Price to $0.50 such that 2,000 Common Shares will be issued for each $1,000 principal amount of Debentures converted, subject to the adjustment pursuant to the provisions of Section 6.4 of the Indenture;

WHEREAS in accordance with Section 13.11(c) of the Indenture, the Debentureholders have, by Extraordinary Resolution, assented to the proposed modifications and have authorized the Debenture Trustee to concur in and execute this Second Supplemental Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1 To Be Read with Indenture

This Second Supplemental Indenture is a "supplemental indenture" as that term is used in the Indenture. The Indenture and the Second Supplemental Indenture shall be read together and shall have effect as though all of the provisions of both indentures were contained in one instrument.

1.2 Definitions

In this Second Supplemental Indenture, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Indenture:

1.2.1 "Second Supplemental Indenture" has the meaning set forth in the preamble hereto; and

1.2.2 "Indenture" has the meaning set forth in the preamble hereto.

ARTICLE 2
AMENDMENTS TO THE INDENTURE

2.1 Amendments

2.1.1 The reference to "June 30, 2020" in Section 2.1 of the Indenture is hereby replaced by "June 30, 2022".

2.1.2 Section 1.1.19 of the Indenture is hereby deleted in its entirety and replaced by the following:

""Conversion Price" means $0.50 per Common Share as same may be adjusted, from time to time, in accordance with the provisions of Section 6.4;"

2.1.3 Section 1.1.46 of the Indenture is hereby deleted in its entirety and replaced by the following:

""Maturity Date" means June 30, 2022;"

2.1.4 Section 2.2(a) of the Indenture is hereby deleted in its entirety and replaced by the following:

"Maturity Date. The Debentures will mature on June 30, 2022."

2.1.5 Section 2.2(b) of the Indenture is hereby deleted in its entirety and replaced by the following:

"Interest. The Debentures will bear interest from, and including, July 12, 2017 at the rate of 8.00% per annum, payable in equal semi-annual payments in arrears on June 30 and December 31 of each year, the first such payment falling due on December 31, 2017 and the last such payment falling due on June 30, 2022, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment will include interest accrued from and including July 12, 2017 to but excluding December 31, 2017 and will be in an amount equal to $37.70 per $1,000 principal amount of the Debentures."

2.1.6 Section 2.2(f) of the Indenture is hereby deleted in its entirety and replaced by the following:

"Conversion Price. The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Debentures will be equal to $0.50 such that 2,000 Common Shares will be issued for each $1,000 principal amount of Debentures so converted, subject to the terms of Section 6.4. The Conversion Price is subject to adjustment pursuant to the provisions of Section 6.4. Debentureholders converting their Debentures will receive accrued and unpaid interest from, and including, the last Interest Payment Date prior to the Date of Conversion (or the date of issue if converting prior to the first Interest Payment Date) to, but excluding, the Date of Conversion. Notwithstanding the foregoing, no Debenture may be converted on an Interest Payment Date or the Maturity Date, or during the 5 Business Days preceding either event."

2.1.7 The schedule attached as Schedule A to the Indenture is hereby deleted in its entirety and replaced by Schedule A attached hereto.

2.1.8 The schedule attached as Schedule C to the Indenture is hereby amended by replacing the words "June 30, 2020" in the first paragraph thereof with "June 30, 2022".

ARTICLE 3
CONCERNING THIS TRUST INDENTURE

3.1 Concerning this Trust Indenture

To the extent of any conflict between the description of the Debentures in any term sheet, prospectus or other offering document which qualifies for distribution any Debentures governed by this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall take precedence and govern.

ARTICLE 4
MISCELLANEOUS

4.1 Effective Date

This Second Supplemental Indenture shall come into effect on June 30, 2020.

4.2 Confirmation

The Corporation and the Debenture Trustee hereby acknowledge and confirm that except as specifically amended by the terms of this Second Supplemental Indenture, all of the terms and conditions of the Indenture shall remain in full force and effect unamended, in accordance with the provisions thereof. The matters provided for in this Second Supplemental Indenture shall not prejudice any act or thing done prior to the date hereof and do not constitute novation.

4.3 Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who will from time to time be Debentureholders, subject to all the terms and conditions set forth in this Second Supplemental Indenture and the Indenture.

4.4 Execution

This Second Supplemental Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered will be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding their date of execution they are deemed to be dated as of the date hereof.

4.5 Confirmation of Indenture

The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed.

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IN WITNESS WHEREOF the parties hereto have executed this Second Supplemental Indenture as of the date first written above.

INTELGENX TECHNOLOGIES CORP.

Per:	/s/ Horst G. Zerbe
	Name:	Horst G. Zerbe
	Title:	Chief Executive Officer

TSX TRUST COMPANY

Per:	/s/ Donald Crawford
	Name:	Donald Crawford
	Title:	Senior Trust Officer

Per:	/s/ Brett Higgs
	Name:	Brett Higgs
	Title:	Corporate Trust Officer

SCHEDULE A

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY
FORM OF DEBENTURE

This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO INTELGENX TECHNOLOGIES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

No. ●	CUSIP 45822RAA9 ISIN CA45822RAA91

INTELGENX TECHNOLOGIES CORP.

(A corporation existing under the laws of Delaware)

8.00% Convertible Unsecured Subordinated Debentures Due June 30, 2022

Date of Issue: ●, 2017	Maturity Date: June 30, 2022
Registered Holder: ●

INTELGENX TECHNOLOGIES CORP. (the "Corporation") for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust Indenture (the "Indenture") dated July 12, 2017 between the Corporation and TSX Trust Company (the "Debenture Trustee"), promises to pay to the registered holder hereof on the maturity date of this Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal amount of

$●

in lawful money of Canada, as may be adjusted as set out in 0, on presentation and surrender of this Debenture at the main branch of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture.

This Debenture is one of the 8.00% Convertible Unsecured Subordinated Debentures (referred to herein as the "Debentures") of the Corporation issued or issuable under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are to be issued and held and the rights and remedies of the holders of the Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.

The maturity date (the "Maturity Date") for the Debentures will be June 30, 2022. The Debentures will bear interest at the rate of 8.00% per annum, payable in equal semi-annual payments, in arrears, on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2017, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually.

Interest hereon will be payable (less applicable Withholding Taxes, if any) by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of the electronic transfer of funds, as the case may be, will, to the extent of the sum represented thereby (plus the amount of any tax withheld or deducted and remitted to the proper tax authority), satisfy and discharge all liability for interest on this Debenture.

The Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

The principal of this Debenture is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Debenture Trustee in Toronto, Ontario, at any time and prior to the close of business on the Maturity Date or, if this Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Debenture, into Common Shares at a conversion price of $0.50 (the "Conversion Price") per Common Share, being a rate of 2,000 Common Shares for each $1,000 principal amount of Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. Notwithstanding the foregoing, no Debenture may be converted during the last five Business Day preceding an Interest Payment Date or the Maturity Date. Holders of Debentures converting their Debentures will receive accrued and unpaid interest from and including the last Interest Payment Date (or the date of issue if there has not been an Interest Payment Date) to but excluding the Date of Conversion. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but, in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the Current Market Price of the Common Shares on the Date of Conversion determined in accordance with the Indenture.

This Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Debenture is not redeemable prior to June 30, 2018 (the "First Call Date") except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On or after the First Call Date and prior to June 30, 2019 (the "Second Call Date"), the Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Debentures (the "Redemption Price") provided the Current Market Price on the date on which the notice of redemption is given is at least 125% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest on the terms and conditions described in the Indenture. On or after the Second Call Date and prior to the Maturity Date, the Debentures may be redeemed at the option of the Corporation at the Redemption Price, irrespective of the Current Market Price of the Common Shares, and, in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest on the terms and conditions described in the Indenture. The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or a portion of the applicable Redemption Price by the issue of that number of Freely Tradeable Common Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Common Shares on the Redemption Date.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all the Debentures at a price equal to 101% of the principal amount of such Debentures plus accrued and unpaid interest up to, but excluding, the date the Debentures are so repurchased (the "Offer"). If 90% or more of the aggregate principal amount of the Debentures issued under the Indenture outstanding on the date the Corporation provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem all the remaining outstanding Debentures at the same price.

The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of this Debenture to be paid for in Common Shares pursuant to the exercise by the Corporation of the Common Share Repayment Right by 95% of the Current Market Price on the Maturity Date.

The indebtedness evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.

All dollar amounts expressed in this Debenture are in lawful money of Canada and all payments required to be made hereunder will be made in Canadian dollars.

This Debenture will not become obligatory for any purpose until it will have been certified by the Debenture Trustee under the Indenture.

If any of the provisions of this Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture will take precedence and will govern. Capitalized words or expressions used in this Debenture, unless otherwise defined herein, have the meaning attributed thereto in the Indenture.

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IN WITNESS WHEREOF IntelGenx Technologies Corp. has caused this Debenture to be signed by its duly authorized officer as of the ●th day of ●.

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

DEBENTURE TRUSTEE'S CERTIFICATE

This Debenture is one of the 8.00% Convertible Unsecured Subordinated Debentures due June 30, 2022 of IntelGenx Technologies Corp. referred to in the Indenture within mentioned.

TSX TRUST COMPANY

Per:
Authorized Signatory

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ __________ principal amount hereof*) of IntelGenx Technologies Corp. standing in the name(s) of the undersigned in the register maintained with respect to such Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises. All dollar amounts expressed in this Form of Assignment are in lawful money of Canada.

Dated:
Address of Transferee:
(Street Address, City, Province/State and Postal/Zip Code and Country)
Social Insurance Number of Transferee, if applicable:
*

If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which will be $1,000 or an integral multiple thereof ) to be transferred.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this 8.00% Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by one of the following methods:

1. Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed".

2. Canada: A Signature Guarantee obtained from a major Canadian Schedule 1 chartered bank. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

3. Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

EXHIBIT 1

8.00% Convertible Unsecured Subordinated Debentures due June 30, 2022

CUSIP: 45822RAA9 /ISIN: CA45822RAA91

Initial Principal Amount	$●
Authorization:

ADJUSTMENTS

Date of Registration	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization